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                                                                    EXHIBIT 10.1


                               RESTATED EMPLOYMENT
                                    AGREEMENT
                            BETWEEN J2 COMMUNICATIONS
                                      AND
                                JAMES P. JIMIRRO

        This RESTATED EMPLOYMENT AGREEMENT dated as of July 1, 1999 (the "Agreement"), is by and between J2 COMMUNICATIONS, a California corporation (the "Company"), and JAMES P. JIMIRRO ("Executive").

                                    RECITALS

        WHEREAS, Executive has served since 1986 and continues to serve as Chairman of the Board of Directors, President and Chief Executive Officer of the Company;

        WHEREAS, Executive and the Company are parties to a Restated Employment Agreement dated as of July 1, 1994 (the "1994 Employment Agreement");

        WHEREAS, the Board of Directors of the Company (the "Board") recognizes the possibility that a "change in control" (as defined in Section 4(e) (iv) may occur and that this possibility, and the uncertainty which it raises to Executive, may result in the distraction of Executive to the detriment of the Company and its shareholders;

        WHEREAS, the Board has determined that it is in the best interests of the Company to foster and encourage the continued attention and dedication of Executive without distraction arising from the possibility of a change in control of the Company; and

        WHEREAS, the Company and Executive have mutually agreed to extend Executive's terms of employment to secure to the Company the continued valuable services of Executive, and have agreed to restate the 1994 Agreement as provided herein:

                                   AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree to amend and restate the 1994 Employment Agreement in its entirety as follows:

1.      EMPLOYMENT

        (a)     Executive Employment. The Company hereby employs Executive, and

Executive hereby agrees to perform services for the Company for an during the term hereof, and to serve as President and Chief Executive Officer of the Company and, for so long as Executive is a director of the Company, as Chairman of the Board. Executive shall perform such duties and have such


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responsibilities as are customarily performed by the president, chief executive officer and chief managing officer of a corporation engaging in the business of the Company, including, without limitation, such executive duties and responsibilities as may from time to time be assigned to Executive by the Board. The Executive shall report solely to the Board and shall be subject to direction solely from the Board in the performance of his duties hereunder. Unless Executive otherwise consents in writing, Executive shall also serve in the same positions, and shall have similar responsibilities with respect to, each of the Company's direct and indirect subsidiaries (the "Subsidiaries"). For purposes of this Agreement, unless the context otherwise requires, references to the business of "the Company" shall include all Subsidiaries of the Company and any successor corporation or corporations which may be the eventual successor to the present future business and/or assets of the Company.

        (b) Duties. Throughout the period that the Executive is employed by the Company hereunder (the "Employment Term"), Executive shall devote substantially all of his time, energy and skill during normal business hours to the business and affairs of the Company, except for vacation periods and periods of illness or incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable amounts of time to serve as a director or member of a committee of any organization involving no material and substantial conflict of interest with the Company or from pursuing personal investments provided that Employee shall not, directly or indirectly, as employee, consultant, agent, investor, principal, partner, stockholder (except as a holder of less that 1% of the issued and outstanding stock or debt of a publicly held corporation), officer, director or otherwise, engage or participate in any business similar to or in competition in any manner whatsoever with the business as now or hereafter conducted.

        (c) Election of Directors. It is the intent of the parties that during the Employment Term the Executive shall serve as a director of the Company, and at each meeting of shareholders of the Company at which Executive's term as a director ends, the Company shall include Executive in its slate of nominees to be elected as directors at such meeting, and shall take all action within its power to cause the Executive to be elected and maintained as a member of the Board in preference to all other nominees of the Board, including soliciting and voting proxies from shareholders in support of such election, and invoking cumulative voting, if available. Unless Executive otherwise consents in writing, the Company shall also take all actions within its power to cause Executive to be elected and maintained as a member of the Board of Directors of each of the Subsidiaries.

        (d) Place of Employment. The Company shall not change the location of the principal office of the Company or Executive's principal place of employment during the Employment Term of this Agreement without the prior written approval of Executive. The Executive shall not be required to travel from Los Angeles on business for unreasonable periods of time or on an unreasonable number of business trips.

2. COMPENSATION. The Company shall provide to Executive and pay the following forms of compensation:

        (a)    Base Salary.

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               (i) During the Employment Term, the Company shall pay to
Executive an annual salary (the "Base Salary") for the services to be rendered by him hereunder, including all services to be rendered as an officer and director of the Company, which shall initially be Four Hundred Seventy-five Thousand Dollars ($475,000) per year. Such salary shall be payable in accordance with the Company's executive payroll policies as in effect from time to time. The Executive's Base Salary as in effect from time to time shall not be subject to reduction without the Executive's prior written consent.

               (ii) Company and Employee acknowledge that prior to the date hereof, Employee has waived $2,150,625 principal amount of compensation, as more fully set forth on Schedule 1 attached hereto. Company agrees that such amounts shall be evidenced by a note (the "Contingent Note"), which note shall be due and payable upon a "Change of Control", as defined therein to the extent that Employee elects to waive any additional compensation the Company shall issue one or more additional Contingent notes to reflect such waived amount.

        (b) Adjustments to Base Salary. On July 1, 2000, and on each anniversary of that date (each, an "Anniversary Date"), the Base Salary shall be increased by the greater of (i) 9%, or (ii) 5% plus the Percentage Increase in the CPI Index. The "Percentage Increase in the CPI Index" shall mean a percentage equal to a fraction, the numerator of which shall be the Index in effect on the Anniversary Date less the Index in effect on the date one year prior to the Anniversary Date (the "Prior Index") and the denominator of which shall be the Prior Index. "Index" shall mean, on any date on which the Index is determined, the most recent Consumer Price Index - All Urban Consumers Los Angeles - Long Beach - Anaheim - All Items (the "Index"), published by the United States Department of Labor's Bureau of Labor Statistics (the "Bureau"). Should the Bureau discontinue the publication of the Index, or publish the Index less frequently than quarterly, or alter the Index in some other manner, the Company shall adopt a substitute index or substitute procedure which reasonably reflects variations in consumer prices.

        (c) Bonus Compensation. During the Employment Term, the Company shall pay a bonus (the "Bonus") to Executive, which may be part of a general bonus plan established by the Company. The bonus paid to Executive with respect to each fiscal year of the Company during the Employment Term shall be at least equal to the Bonus described below. The bonus shall be payable on the earlier of one hundred twenty (120) days following the end of each fiscal year of the Company, or within thirty (30) days following the date on which the Company files with the Securities Exchange Commission its Annual Report or Form 10-K. The Company agrees that it shall not change its fiscal year or materially modify its corporate structure unless the Company and Executive reach an agreement on an equitable adjustment of the bonus formula set forth in this Section 2(c), which agreement shall not be unreasonably withheld by either party. The Bonus shall be based on the consolidated earnings, before taxes of J2 Communications ("Consolidated EBIT") computed using generally accepted accounting principles, applied consistently with past periods.

        The Bonus shall be in an amount equal to 5% of Company's Consolidated EBIT in excess of $500,000 and up to $1 million; plus 6% of the next $1 million of Consolidated EBIT; plus 7% of the next $1 million of Consolidated EBIT; plus 8% of the next $2 million of Consolidated

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EBIT; and, plus 9% of the next $2 million of Consolidated EBIT. If Consolidated
EBIT for any fiscal year of the Company exceed $7 million, then Executive shall, in addition to foregoing compensation, be entitled to such additional incentive compensation as may be determined by the Board based upon Executive's services and performance on behalf of the Company and the profitability of the Company. In determining Consolidated EBIT, the Company shall exclude the effects of extraordinary gains and losses, non recurring expense amortization of intangible assets arising out of transactions included without the approval of Executive, any expenses accrued by the Company in respect to any Stock Option or SAR grant to Executive under this Agreement or any predecessor agreement.

        (d) Stock Options. During the Employment Term, the Board shall grant to Executive during each one-year period on the earlier of the date of the Annual Meeting of Stockholders or one hundred fifty (150) days following the end of the Company's fiscal year, options to purchase 25,000 shares of the Company's Common Stock, no par value (the "Common Stock") and stock appreciation rights ("SARS") relating to an additional 25,000 shares of the Company's Common Stock, each on the following terms and conditions:

               (i) The exercise price of each option and the initial valuation of each SAR shall be equal to (A) if the Common Stock is traded on the NASDAQ Automated Quotation System, the average of the high and low bid and asked price for one share of Common Stock during the five (5) business days preceding the date of grant as reported by such system or exchange, as reported on the NASDAQ Automated Quotation System; (B) if transactions in the Common Stock are reported on the NASDAQ National Market System or the Common Stock is listed on any national stock exchange, the average closing price for one share of Common Stock during the five (5) business days preceding the date of grant, as reported on such system or by such exchange; or (C) if neither (A) nor (B) is applicable, then the fair market value of one share of the Common Stock, as determined by the Board.

               (ii) All stock options and SARS granted to Executive pursuant to this Section 4(d): (A) shall be immediately exercisable; (B) shall expire to the extent not exercised prior to the close of business on the day ten (10) years from the date of grant; (C) may be exercised as to the whole or any part, by written notice to the Company, stating the number of shares with respect to which the option is being exercised and specifying a date, not less than ten
(10) nor more than twenty (20) days after the date of such notice, as the date on which the stock will be taken up and payment, if any, made therefor at the principal office of the Company; (D) in the case of options, shall, to the maximum extent permitted under the Internal Revenue Code, be options intended to qualify as "Incentive Stock Options" pursuant to Section 422 of the Internal Revenue Code; (E) shall be governed by agreements substantially in the form of the agreements which are Exhibits to the Company's 1991 Employee Stock Incentive Plan approved by the Board of Directors of the Company on December 13, 1990, or as otherwise agreed upon by the parties; and (F) shall be subject to all other terms identical to those contained in the Company's 1991 Employee Stock Incentive Plan. The Company shall use its best efforts to assure that all options and SARS are granted to Executive under the Company's 1991 Employee Incentive Stock Option Plan, or a similar plan later adopted by the Company which satisfies the conditions of Rule 16b-3 of the Securities and Exchange Commission or any successor thereto.

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               (iii) In the event of a change in the number of the Company's shares of Common Stock outstanding caused by an event listed in Section 10 of the Company's 1991 Employee Stock Incentive Plan, the number of shares subject to options granted after the date of such event shall be adjusted in accordance with the procedures contained in such Section and the number of options and SARS to be granted to Executive pursuant to this Section 4(d) shall be correspondingly adjusted.

               (iv) Notwithstanding the foregoing, if and to the extent that, in the opinion of counsel, the Company is unable to grant the Executive any stock options or SARS due Executive pursuant to this Section 2(d), because such grant would violate any state or federal securities law, regulation, permit or approval obtained by the Company, then the Company shall to the extent it is able to do so without violation of the foregoing, at the time such stock options or SARS would otherwise be granted to Executive hereunder: agree with the Executive on a reasonably equivalent, alternative form of compensation, with the agreement of neither party to be unreasonably withheld.

               (v) To the extent such Options or SARS are unavailable under any Stock Option Plan, the Company shall nevertheless be required to issue such options and register such options as soon as productable as herein provided.

        (e) Insurance. During the Employment Term, the Company shall pay the premiums on term life insurance on Executive's life in the face amount of $700,000. Executive shall have the right to designate the beneficiary or beneficiaries of said insurance policies, to change such designations at any time by written notice to the Company and, if available, at his own expense, to maintain the policy in force following the termination of the Company's obligation to pay premiums on the policy.

        (f) Vacation. During the Employment Term, Executive shall be entitled to four (4) weeks paid vacation to be taken at such times as are mutually satisfactory to Executive and to the Company.

        (g) Other Benefits. During the Employment Term, the Company shall continue to provide Executive with benefits substantially similar to those enjoyed by him under any of the Company's vacation, pension, retirement, life insurance, medical, health and accident, or disability plans or policies in which he is presently participating and the Company shall not take any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit presently enjoyed by him immediately prior to the date of this Agreement. During the Employment Term, Executive shall also be entitled to participate or continue to participate in or receive benefits under all of the Company's employee benefit plans, policies, practices and arrangements made available by the Company in the future to its executive employees subject to and on a basis consistent with the terms, conditions and overall administration of such benefit plans and the terms of this Agreement. At its discretion, the Board may grant to Executive benefits under the Company's existing employee benefit plans in addition to those presently enjoyed by Executive or specified herein, based upon Executive's contributions to the success of the Company.

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        (h)     Excise Tax Gross-Up Payment. In the event that any payment and/or the value of any benefit, or any portion thereof, received or to be received by Executive (other than any amount paid to Executive pursuant to this Section 2(h)) (collectively, "Payments") will make Executive liable for payment of the excise tax (the "Excise Tax") provided for under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company or the acquiring or successor entity of the Company shall pay to Executive within ninety (90) days of the date Executive becomes subject to the Excise Tax, an additional amount (the "Excise Tax Gross-Up Payment") such that the net after-tax amount retained by the Executive, after deduction of (i) any Excise Tax on the Payments, and (ii) any federal, state, local or foreign income, employment or other tax and Excise Tax upon any payment provided for by this
Section 2(h), shall be equal to the Payments, reduced by the amount of any United States federal, state and local income or employment tax liability of the Executive calculated as if the Payments were not subject to the Excise Tax. Under no circumstances shall the terms of this Section 2(h) be construed to alter the timing, form, or any other provisions of the Payments. For the purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

               (1) Any other payments or benefits received or to be received by Executive in connection with the transactions contemplated by a Change in Control or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code, and all "excess parachute payments" within the meaning of Section 280G shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company and acceptable to Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G in excess of the "base amount" within the meaning of Section 280G, or are otherwise not subject to the Excise Tax.

               (2) The amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (1) the total amount of the Payments, or (2) the amount of the excess parachute payments within the meaning of Section 280G (after applying the above provisions).

               (3) The value of the non-cash benefits, or any deferred payment or benefit, shall be determined by an independent public accounting firm mutually agreeable to the Company and Executive (the "Accountants") in accordance with the principles of Section 280G of the Code.

               For purposes of determining the amount of the Excise Tax Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year with respect to which the Excise Tax Gross-Up Payment is to be made, and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of the Excise Tax Gross-Up Payment is to be

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made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

               In the event that the Excise Tax is subsequently determined to be less than the amount taken into account under this Section 2(h), Executive shall repay to the Company at the time that the amount of such reduction of Excise Tax is finally determined, an amount equal to the sum of the following: (i) the amount of the reduction of the Excise Tax, (ii) the amount of the reduction in all other taxes generated by the reduction in the Excise Tax, and (iii) interest on the amount of the sum of (i) and (ii) at the rate provided in Section 1274(b)(2)(B) of the Code.

               In the event that the Excise Tax is determined to exceed the amount previously taken into account under the Section 2(h) (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Gross-Up Payment), the Company shall make an additional Excise Tax Gross-Up Payment in respect to such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined in accordance with the principles set forth above.

               Unless the Company and Executive otherwise agree in writing, any determination required under this Section 2(h) shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 2(h), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 2(h). The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 2(h).

               References to Sections 280G and 4999 of the Code shall include any provisions which are similar to or are a successor to such Code section.

3. EXPENSES. Executive shall be reimbursed for expenses incurred for business purposes by the Company upon presenting satisfactory vouchers evidencing such expenses. Executive shall be provided with and the Company shall pay all insurance, maintenance, license, registration and operational expenses for an automobile of his choice (luxury class).

4.      TERMINATION.

        (a) Term. This Agreement shall be in effect from the date hereof through a period of seven (7) years following the date hereof, unless extended or earlier terminated in accordance with this Section 4. Any early termination of this Agreement shall be subject to delay if a Notice of Dispute is delivered in accordance with Section 4(g).

        (b) Death. This Agreement shall be terminated automatically upon the death of Executive.

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        (c)     Disability. This Agreement shall be terminated automatically upon the permanent disability of Executive. For purposes of this Agreement, a permanent disability shall be deemed to have occurred if (i) Executive is unable to perform his material duties hereunder for a period of ninety (90) consecutive days, or one hundred eighty (180) days in any one (1) year, on account of any physical or mental disability; or (ii) a licensed physician selected by the Company and approved by Executive (or his closest relative if Executive is unable to act), which approval shall not be unreasonably withheld, makes a medical determination of physical or medical disability or incapacity of Executive.

        (d) Cause. This Agreement may be terminated voluntarily by the Company immediately at any time during its term for "Cause" which shall mean (i) the willful and continued failure by Executive to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure resulting from his termination pursuant to Section 4(e)), after a demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties in good faith; or (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 4(d), no act, or failure to act, on the Company's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination (as defined in Section 4(f) below) and a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such meeting), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of this Section 4(d) and specifying the particulars thereof in detail.

        (e) Termination by Executive. Executive shall be entitled to terminate his employment upon any of the "Executive Termination Events" listed below by delivery to the Company of a Notice of Termination. The right of Executive to terminate his employment shall be in addition to all rights to damages or other remedies to which Executive may be entitled by law. The term "Executive Termination Events" shall mean the occurrence of any one or more of the following:

               (i) the material breach of this Agreement by the Company;

               (ii) the failure of the Company to cause the election of Executive to the Board upon the end of any term of office of Executive as a member of the Board, or the failure to maintain Executive in office as a director at any other time;

               (iii) any purported termination of Executive's employment upon which a Notice of Dispute is properly given if pursuant to Section 4(g) it is determined, either by a

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binding arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), that such purported termination was invalid; provided, however, that in the event Executive terminates his employment pursuant to this clause (iii), the compensation payable under Section 5 as a result of such termination shall be reduced by any damages awarded by such court or arbitration panel and paid to Executive;

               (iv) the occurrence of a "Change in Control of the Company" which shall be deemed to occur: (A) upon a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), whether or not the Company is then subject to such reporting requirement;
(B) any "person" (as such term is defined in Section 3(a) (9) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; (C) during any period of two (2) consecutive years (the "Period"), individuals who at the beginning of the Period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the Period (or whose election or nomination was similarly approved by the Board), cease for any reason to constitute a majority thereof; (D) the sale of all or substantially all of the assets of the Company; or, (E) the merger of the Company with any other corporation if shareholders of the Company prior to the effective date of the merger own, immediately following the merger, less than seventy-five percent of the combined voting power of the surviving corporation excluding from such ownership any voting securities not received in exchange for or in respect of voting securities of the Company; and

               (v) the failure of the Company to obtain an assumption agreement as required by Section 6 hereof prior to the effectiveness of any such succession as defined therein.

               Any purported termination of employment by Executive pursuant to this Section 4(e) shall be made by giving a Notice of Termination within one (1) year in the case of clause (iv) and six (6) months in the case of clauses (i),
(ii), (iii) and (v) hereof of the event giving rise to the right to terminate. The failure of Executive to give a Notice of Termination within such period shall not be construed to prevent the giving of Notice of Termination upon the next occurrence of any event set forth in clauses (i) through (v) of this
Section 4(e). Executive's right to terminate his employment pursuant to this
Section 4(e) shall not be affected by his incapacity due to physical or mental illness.

        (f) Notice of Termination. "Notice of Termination" shall be a written notice terminating Executive's employment hereunder which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

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        (g)     Notice of Dispute. Within fifteen (15) days after Notice of
Termination is given, the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination ("Notice of Dispute"), and the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, however, that the Date of Termination shall be extended by a Notice of Dispute only if the party delivering such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of a Notice of Dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and continue him as a participant in all compensation, bonus, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved.

        (h) Extension. By written agreement executed by the Company and Executive, the Employment Term may be extended for such additional periods as the Executive and the Company may from time to time agree in writing.

        (i) Date of Termination. Subject to Section 4(g), "Date of Termination" means (i) if employment is terminated upon the death of Executive, the date of such death; (ii) if employment is terminated upon the permanent disability of Executive as provided for in Section 4(c), on the date permanent disability is first established pursuant to that Section; (iii) if employment is terminated pursuant to Section 4(d), the date specified in the last sentence of
Section 4(d); (iv) if employment is terminated pursuant to Section 4(e) (other than Section 4(e)(v)), the date specified in the Notice of Termination, which shall be not less than thirty (30) nor more than sixty (60) days following the date the Notice of Termination is delivered to the Company; or (v) if employment is terminated pursuant to clause (v) of Section 4(e), the date on which any such succession becomes effective.

5. COMPENSATION AND BENEFITS UPON TERMINATION. In addition to any benefits mandated by law, upon termination of employment, Executive shall be entitled to the compensation and benefits described below, plus such amounts as may be due and owing from time to time pursuant to Section 4(h) hereof. Upon payment of such amounts, the Company shall have no further liability or obligation hereunder to Executive to pay the compensation or provide the benefits specified in Sections 2 hereof, or to his executors or administrators, his heirs or assigns or any other person claiming under or through him therefor; provided, however, that the foregoing shall not relieve the Company from its obligations under Section 4(h).

        (a) Death. Upon the death of Executive, the Company shall pay to the estate of Executive:

               (i) (A) to the extent not previously paid, any Bonus due to Executive pursuant to Section 2(c) for the fiscal year preceding that in which the Date of Termination occurs, and (B) a pro rata portion of the Bonus which would be due for Executive pursuant to Section 2(c) with respect to the fiscal year in which the Date of Termination occurs, based on the number of

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days of such fiscal year elapsed through the Date of Termination; such Bonus amounts shall be due and payable to Executive's estate not later than five (5) days after Executive's Date of Termination, provided, that if the amount of any such Bonus due Executive's estate shall not be determinable within five (5) days following the Date of Termination, the Company shall use its best efforts to determine and pay such amounts to the estate of Executive at the earliest possible date, which under no circumstances shall be later than the date for the determination and payment of such amounts pursuant to the terms of this Agreement under Section 2(c) if Executive had not died;

               (ii) the compensation which would otherwise be payable to Executive pursuant to Section 2(a) and 2(b) up to end of the month in which the Date of Termination occurs, which amounts shall be paid as soon as practicable but in any event no later than two (2) weeks after the Date of Termination;

        (b) Disability. Upon the termination of Executive's employment as a result of his disability pursuant to Section 4(c), the Company shall pay to the
Executive:

               (i) (A) to the extent not previously paid, any Bonus due to Executive pursuant to Section 2(c) for the fiscal year preceding that in which the Date of Termination occurs, and a (B) pro rata portion of the Bonus which would be due for Executive pursuant to Section 2(c) with respect to the fiscal year in which the Date of Termination occurs, based on the number of days of such fiscal year elapsed through the Date of Termination; such Bonus amounts shall be due and payable to Executive not later than five (5) days after Executive's Date of Termination, provided, that if the amount of any such Bonus due Executive shall not be determinable within five (5) days following the Date of Termination, the Company shall use its best efforts to determine and pay such amounts to Executive at the earliest possible date, which under no circumstances shall be later than the date for the determination and payment of such amounts pursuant to the terms of this Agreement under Section 2(c) if Executive's employment hereunder had not terminated;

               (ii) the compensation which would otherwise be payable to Executive pursuant to Section 2(a) and 2(b) up to the Date of Termination, which amounts shall be paid as soon as practicable but in any event no later than two
(2) weeks after the Date of Termination;

               (iii) a sum equal to two and one-half (2-1/2) times his Base Salary in effect at the Date of Termination, which shall be paid as soon as practicable but in any event no later than six (6) months after the Date of Termination.

        (c) Cause. If Executive's employment shall be terminated for Cause, the Company shall pay Executive his full Base Salary in effect at the Date of Termination and other benefits to which he is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given.

        (d) Termination by Executive. If Executive's employment by the Company shall be terminated by the Company other than for Cause, death or disability, or by Executive pursuant to Section 4(e), then Executive shall be entitled to the compensation provided below:

               (i) the Company shall pay Executive, not later than the fifth
(5th) day following the Date of Termination, a lump sum equal to the aggregate total of all Base Salary payments due pursuant to Sections 2(a) and 2(b) during the remaining Employment Term based upon the Base Salary in effect on the Date of Termination, provided that, in calculating such amount, notwithstanding
Section 2(b), the Base Salary shall not be increased above the Base Salary in effect on the Date of Termination, and the amount shall not be discounted to "present value,"

               (ii) the Company shall pay to Executive any Bonus due to Executive pursuant to Section 2(c) for the remaining Employment Term notwithstanding the fact that Executive is no longer providing services under this Agreement, which payments of Bonuses shall be paid from time to time not later than the dates specified in Section 2(c) hereof;

               (iii) for the remaining period of the Employment Term, the Company shall provide and pay to Executive (A) stock options as required pursuant to Section 2(d) hereof, (B) insurance pursuant to Section 2(e) hereof,
(C) an automobile as required pursuant to Section 3 hereof, (D) disability, accident and health insurance and all other benefits substantially similar to those which Executive is receiving immediately prior to the Date of Termination, and (E) all other benefits pursuant to Section 2(g) to which Executive would be entitled if he remained in the employment of the Company.

        (e) No Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 2 or 3 or in this
Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 2 or 3 or in this Section 5 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Executive by virtue of Sections 2 or 3 or this Section 5 with respect to any rights, claims or damages which the Company may have against Executive.

        (f) Services as Consultant In addition to the other benefits payable hereunder, if Executive's employment shall be terminated pursuant to Section 4(e) hereof, then, at the written request of Executive given to the Company not later than 30 days after the relevant Date of Termination, the Company shall retain Executive as a Consultant for a period of five (5) years commencing on the Date of Termination (the "Consulting Period"). During the Consulting Period, Executive shall furnish consulting and advisory services to the Company with respect to the operation of the Company's business. Without limiting the generality of the foregoing, Executive shall cooperate fully with the senior executive officers of the Company, provide such assistance and information as may be reasonably requested by the Board and officers of the Company and be available by telephone or in person at the Company's offices in Los Angeles, California, at such times and places as may reasonably be requested by the Company and as may be mutually convenient to Executive and the Company. During the Consulting Period (a) Executive shall not be required to devote more than 600 hours per calendar year to such consulting and advisory services; and (b) Executive's consulting and advisory services shall be subject to Executive's reasonable business and professional commitments and vacations. During the Consulting Period, the Company shall pay Executive consulting fees, payable in monthly installments or in such other manner that parties hereto mutually agree upon, at a rate per annum equal to 50% of the Base Salary in effect on the Date of Termination of employment of Executive. Executive shall be entitled to terminate his engagement as a Consultant hereunder on not less than 10 business days prior written notice. Any such termination shall be without liability to the Executive and shall not diminish or adversely affect the benefits payable to Executive under Sections 2 and 5 hereof, except that effective with such termination Executive shall no longer be entitled to receive the consulting fees provided in this Section 5(f).

6. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

7.      REGISTRATION SHARES OF COMMON STOCK

        (a) Demand Registration. At any time on or after January 1, 2000, Executive shall have the right to request that the Company effect the registration under the Securities Act, of any or all of the Common Stock now or hereafter owned by Executive and whether or not such Common Stock was acquired pursuant hereto(the Common Stock requested to be registered is hereinafter referred to as the "Requested Registration Shares"); provided, however, that each such Requested Registration shall cover at least fifty (50) shares of the Common Stock (as presently constituted). In such event, the Company shall use its best efforts to cause the Requested Registration Shares to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Requested Registration Shares in the manner described in such request, including, without limitation, qualifications under applicable Blue Sky or other state securities laws (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however that (i) the Company shall not be obligated to file and cause to become effective more than three (3) registration statements in which Requested Registration Shares are sold pursuant to this Section 7(a), (ii) in the event that, for any reason, less than one-half of the number of Requested Registration Shares shall be registered under the Securities Act in accordance with a request made pursuant to this Section 7(a), then such registration shall not constitute one of the three registration statements referred to in clause
(i) above, and (iii) the Company shall not be obligated to effect such registration for a period of ninety (90) days following the request by Executive to do so if the Board determines in good faith (and so certifies to the Executive in writing) that the Company is preparing a public offering of securities and that the registration of the Requested Registration Shares would adversely affect the Company's ability to offer its securities to the public, provided, however, the Company shall be entitled to only one such ninety (90) day period delay during any twelve (12) month period. In connection with any registration of Common Stock hereunder, the Company may allow any other stockholder of the Company to register shares of Common Stock in the same registration statement; provided that if not all Requested Registration Shares may be included as determined by any managing underwriter, Executive shall be entitled to priority over other stockholders. The Executive's rights under this Section 7 shall survive Executive's employment hereunder and Executive's engagement as a Consultant hereunder, but shall terminate at such time as Executive may, within a three (3) month period, offer and sell all of his Common Stock pursuant to Rule 144 of the Securities Act, or any successor law or regulation thereto, without any adverse effect on the price at which such shares of Common Stock may be sold.

        (b) Piggyback Registration. In the event that, at any time or from time to time, the Company proposes to register any securities of any type (the "Registration Shares") under the Securities Act other than pursuant to a registration statement on Form S-8 or any successor to such Form for the purpose of the sale or other transfer of the Registration Shares by the Company or by any present or future holder of shares of Common Stock, the Company shall mail or deliver to Executive, at least forty-five (45) days prior to the effectiveness of the registration statement covering such Registration Shares, a written notice (a "Registration Notice") of its intention so to register the Registration Shares. In the event that a Registration Notice shall have been so mailed or delivered, Executive at its election, may mail or deliver to the Company a written notice (a "Supplemental Notice") (i) specifying the number of shares of Common Stock ("Supplemental Registration Shares") proposed to be sold or otherwise transferred by Executive, (ii) describing the proposed manner of sale or other transfer thereof and (iii) requesting the registration thereof under the Securities Act; provided, however, that such Supplemental Notice shall be so mailed or delivered by Executive not more than twenty (20) days after the date of delivery to Executive of a Registration Notice. From and after receipt of a Supplemental Notice, the Company shall use its best efforts to cause the Supplemental Registration Shares specified in such Supplemental Notice to be registered under the Securities Act and to effect and to comply with all such qualifications, compliances and requirements as may be necessary to permit the sale or other transfer of such Supplemental Registration Shares in the manner described in such Supplemental Notice, including, without limitation, qualifications under applicable Blue Sky or other state securities laws (provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state); provided, however, that in the case of an underwritten public offering of securities proposed to be made by the Company, the managing underwriter shall advise the Company in writing that inclusion of some or all of such Supplemental Registration Shares would, in such managing underwriter's opinion, interfere with the proposed distribution of the securities to be issued by the Company in respect of which registration was originally to be effected, then the Company may upon notice to Executive and, if such notice is given by the Company, the Company shall by written notice to any and all other holders of securities which otherwise were to be included in such registration (the "Includable Shares") (other than the Company which shall have first priority as to any securities to be registered for sales by it), allocate the Supplemental Registration Shares and other Includable Shares such that the Company shall include the Supplemental Registration Shares and other Includable Shares in the registration statement contemplated by the applicable Registration Notice on a pro rata basis among holders of shares of Common Stock included in the Supplemental Registration Shares, based on the number of Supplemental Registration Shares or other Includable Shares held by each. If any firm of counsel representing the Company in connection with such registration which is reasonably acceptable to Executive shall advise the Company in writing that in their opinion one or more of the steps contemplated hereby is not necessary to permit the sale of the Supplemental Registration Shares in a transaction constituting a public offering within the meaning of the Securities Act, then the Company shall not be required to take any action with respect to such step or steps.

        (c) Holdback. During Executive's Employment Term, Executive agrees not to effect any public sale or distribution of any shares of Common Stock, including a sale pursuant to Rule 144, during the fourteen (14) day period preceding or the ninety (90) day period following, effective date of any registration statement covering similar securities of the Company (except pursuant to such registration statement), if and to the extent the Company (in the case of a non- underwritten offering) or the managing underwriter (in the case of any underwritten offering) so requests.

        (d) Registration Requirements. If and wherever the Company is required by the provisions of this Section 7 to use its best efforts to effect the registration under the Securities Act of any shares of Common Stock requested to be so registered by Executive, the Company will, as promptly as reasonably practicable:

               (i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such shares of Common Stock and use its best efforts to cause such registration statement to become and remain effective for a period of not less than two hundred seventy (270) days or such shorter period which will terminate when all shares of Common Stock included in such registration statement have been sold;

               (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in clause (i) above and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares of Common Stock covered by such registration statement whenever the purchaser shall desire to sell or otherwise dispose of the same within the period set forth in clause (i) above;

               (iii) furnish to Executive such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as may reasonably be requested thereby in order to facilitate the public sale or other disposition of such shares of Common Stock owned thereby;

               (iv) promptly notify Executive, during any time when a prospectus relating to such shares of Common Stock is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing, and at Executive's request, promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares of Common Stock, such prospectus shall not Include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and Executive agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in this clause (iv), it will forthwith discontinue disposition of shares of Common Stock pursuant to the registration statement until receipt of the copies of the supplemented or amended prospectus contemplated by this clause (iv) (which the Company agrees to prepare, file and deliver promptly after the written notice referred to above), and, if so directed by the Company within five (5) days after the written notice referred to above, Executive will deliver to the Company all copies, other than permanent file copies, then in its possession of the most recent prospectus covering shares of Common Stock at the time or receipt of such notice. In the event the Company shall give any written notice under this subsection, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice under this subsection to the date when the Company shall make available to Executive a prospectus supplemented or amended to conform with the requirements hereunder;

               (v) make available such officers of the Company as Executive may reasonably request for purposes of making analysis and presentations to securities analysts, underwriters, selling and placement agents, prospective purchasers and other persons involved in any public offering of Common Stock.

        (e) Registration Expenses. The Company will pay all expenses necessary to effect under the Securities Act any registration statements, amendments or supplements filed pursuant to this Section 7 (other than underwriters, discounts and commissions and brokerage commission and fees, if any, payable with respect to shares of Common Stock sold by Executive and other than legal fees incurred by Executive), including without limitation, printing expenses, fees of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc., expenses of compliance with Blue Sky and other state securities laws, and accounting and legal fees and expenses incurred by the Company.

        (f) Exchange Act Reports. The Company covenants that it will, so long as any shares of Common Stock remain outstanding, file all reports required to be filed by it under the Securities Act or the Securities Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (or, if it is not required to file such reports, it will make publicly available such information as will enable the Executive to sell any restricted shares of Common Stock held by him without registration as described below in this Section 7(f)), and will take such further action as Executive may reasonably request, all to the extent required from time to time to enable Executive to sell such restricted shares held by him without registration within the limitations of the exemptions provided by (i) Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter promulgated by the Securities and Exchange Commission.

        (g) Indemnification by Company. In the event of any registration pursuant to this Section 7 covering shares of Common Stock beneficially owned by Executive, the Company will indemnify and hold harmless Executive, against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) under the Securities Act or otherwise, which arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus or final prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon an alleged omission made in said registration statement, said preliminary prospectus, said prospectus, or any said amendment or supplement, in reliance upon and in conformity with written information furnished by Executive specifically for use in the preparation thereof. The Company also agrees to reimburse Executive for any legal or other expenses reasonably incurred by Executive in connection with investigating or defending any such loss, claim, liability or action.

        (h) Indemnification by Executive. In the event of any registration pursuant to this Section 7 covering shares of Common Stock beneficially owned by Executive, Executive shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed any registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other stockholder whose shares of Common Stock are covered by such registration and each person, if any, who controls any such stockholder, against any losses, claims, damages, costs, expenses (including reasonable attorneys' fees), or liabilities (or actions in respect thereof) to which the Company or any such director, officer, stockholder, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, any preliminary prospectus or final prospectus or final amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, in reliance upon and in conformity with written information furnished by Executive specifically for use in the preparation thereof. Executive will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, stockholder, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, but only in the circumstances and to the extent as aforesaid.

        (i) Notice of Indemnity Claim. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; provided, however, that failure so to notify the indemnifying party shall not affect any indemnifying party's obligations hereunder unless and then only to the extent that such failure over an extended period of time shall have materially prejudiced the indemnifying party. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in the defense thereof, with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party may retain its own counsel, who shall be reasonably satisfactory to the indemnifying party. The reasonable fees and expenses of such counsel shall be borne by the indemnifying party. An indemnified party shall not enter into a compromise or settlement of any claim or agree to a judgment without the consent of the indemnifying party.

        (j) Indemnification of Underwriters. With respect to any underwritten offering, the Executive and the Company shall, in addition to the foregoing, provide the underwriter of such offering with customary representations and warranties, and customary indemnification, in each instance as shall be reasonably requested by the underwriter; provided, however, that any such agreement to indemnify an underwriter with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter to the extent that any loss, claim, damage or liability of any such underwriter results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such preliminary prospectus which untrue statement or omission was corrected in the final prospectus, if such underwriter failed to send or give a copy of the final prospectus to the person asserting such loss, claim, damage or liability at or prior to the written confirmation of the sale of such shares of Common Stock to such person, and provided that any such agreement by the Executive to indemnify an underwriter shall be on a several (and not joint) basis in proportion to the number of shares of Common Stock sold by the Executive in such underwritten offering and shall be limited in amount to the net proceeds received by Executive in such underwritten offering.

8. INDEMNITY. Concurrently with the execution of this Agreement, the Company and the Executive shall execute and deliver to each other an Indemnity Agreement in the form attached as Exhibit "B" hereto. The delivery of such agreement by the Company is in consideration for the performance by Executive of his obligations under this Agreement.

9.      MISCELLANEOUS.

        (a) Severability, The provisions of this Agreement shall be severable and if any provision hereof shall be judged to be invalid, such invalidity shall not affect any other portion of this Agreement which can be given effect.

        (b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be duly given if actually received or if duly mailed, registered or certified mail, return receipt requested, postage prepaid:

               If to the Company, to:

                      J2 Communications
                      10850 Wilshire Blvd.
                      Suite 1000
                      Los Angeles, CA  90024

               If to Executive, to:

                      James P. Jimirro
                      10787 Wilshire Blvd.
                      Suite 1702
                      Los Angeles, CA 90024

or to such other address as either party may furnish to the other in writing, making specific reference to this Section 9(b).

        (c) Arbitration. In the event that there shall be a dispute between the parties hereto concerning the meaning, application or interpretation of this Agreement or of the legal relations connected therewith, or concerning any alleged breach hereof, or to enforce the terms hereof or to seek damages in respect of a breach hereof or otherwise relating hereto, then such dispute shall be referred to the American Arbitration Association for arbitration before a single arbitration in Los Angeles, California, according to the rules of the arbitrator appointed by said Association; and the decision of such Association shall be final and binding on the parties hereto.

        (d) Rights to Work Product. Except as provided in Section 9(e) below, Executive grants to the Company all rights of every kind whatsoever, exclusively and perpetually, in and to all services performed by him for the Company hereunder, during the term hereof, and the results and proceeds thereof, including all of Executive's creative works including without limitation ideas, concepts, formats, themes, screenplays, and/or adaptations of the foregoing, whether or not reduced to writing, and whether or not otherwise protected by copyrights, or rights thereto, or at common law or otherwise during the term hereof. Executive agrees that all films, film rights, videotapes, distribution rights, literary material, photoplays, music rights, ideas for photoplays, scripts and similar rights, presentations, ideas, formats and all other material (collectively referred to as "Material") submitted to him by third parties during the term of his employment hereunder shall be deemed to be submitted to the Company and upon the termination of his employment hereunder Executive shall forthwith deliver all such Material in his possession, if any, to the Company.

        (e) Confidentiality. Without the express prior written consent of the Company, Executive shall not, except in the ordinary course of performing his duties for the Company, disclose or make available to anyone outside the Company, any confidential or proprietary information of the Company its subsidiaries, or affiliated corporations or entities including, without limitation, trade secrets, customer lists, financial data, programming plans or other information not generally known to any competitor of the Company, its subsidiaries or affiliated corporations or entities. Upon termination of his employment, Executive shall deliver to the Company all documents in his possession containing any such confidential or proprietary information; provided, however, that Employee shall be entitled to retain a copy of his personal correspondence file. The agreements of Executive set forth in this Section 9(e) shall survive the end of the Employment Term and the termination of Executive's period of serving as a Consultant pursuant to Section ______ of this Agreement.

        (f) Name. The Company acknowledges that part of its name ("J2") relates and refers to Executive's initials and that such corporate name will be inevitably associated with Executive within the entertainment industry. Executive hereby grants the Company the right to use his initials as part of its name without additional compensation therefor; provided however, that should Executive's employment with the Company be terminated for any reason, the Company shall, upon written request of Executive, change its name from "J2" to a name that does not utilize J2 or Executive's initials within a reasonable time period (not to exceed one year) following such request.

        (g) Attorneys' Fees. In the event of any dispute hereunder, or in the event of any action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other his reasonable attorneys' fees and disbursements and other costs incurred in connection therewith.

        (h) Assignment. Neither this Agreement nor any right or interest under this Agreement shall be assignable by Executive. This Agreement shall not be assignable by the Company without the prior written consent of Executive.

        (i) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties. Said Agreement is binding upon the heirs, administrators, successors and assigns of the parties hereto. There are no oral agreements, modifications, representations or understandings which are not specifically set forth herein. All negotiations are merged into this Agreement.

        (j) Governing Law. This Agreement and each of the provisions hereunder shall be interpreted according to and governed by the internal laws of the State of California regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of California.


                             Signature page follows

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has executed this Agreement as of the day and year first above written.

                                  "The Company"

                                  J2 COMMUNICATIONS

                                  By:_________________________

                                  "Executive"

                                  JAMES P. JIMIRRO

                                  ____________________________


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